EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 20, 2006 relating to the financial statements for the year ended December 31, 2005 of MacroChem Corporation and to the reference to our firm under the caption "Experts" in the prospectus which is part of this registration statement.

/S/ Vitale Caturano & Company, Ltd.

VITALE, CATURANO & COMPANY, LTD.

March 30, 2006
Boston, Massachusetts